POWER OF ATTORNEY

Scott E. Eston and Harriett Tee Taggart, as Trustees of the eUnitsTM 2 Year U.S. Market Participation Trust: Upside to Cap / Buffered Downside, a Massachusetts business trust (the “Trust”), do hereby severally constitute and appoint Thomas E. Faust Jr., Maureen A. Gemma, Barbara E. Campbell or Frederick S. Marius, or any of them, to be true, sufficient and lawful attorneys, or attorney, to sign for each of us, in the name of each of us in the capacity indicated below any Registration Statement and any and all amendments (including post-effective amendments) to a Registration Statement filed with the Securities and Exchange Commission on behalf of the Trust, in respect of any class of shares of beneficial interest and other documents and papers relating thereto.

IN WITNESS WHEREOF we have hereunto set our hands on the date set opposite our respective signatures.

Signature	Title	Date

/s/ Scott E. Eston Scott E. Eston	Trustee	December 12, 2011

/s/ Harriett Tee Taggart Harriett Tee Taggart	Trustee	December 12, 2011